Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13G relating to the Common Stock of Genco Shipping & Trading Limited is being filed with the Securities and Exchange Commission on behalf of each of them.

July 21, 2014

STRATEGIC VALUE PARTNERS, LLC

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Chief Financial Officer

SVP SPECIAL SITUATIONS II LLC

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Chief Financial Officer

SVP SPECIAL SITUATIONS III LLC

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Chief Financial Officer

SVP SPECIAL SITUATIONS III-A LLC

By:	/s/ Lewis Schwartz
Name: Lewis Schwartz
Title: Chief Financial Officer

/s/ Victor Khosla
Victor Khosla